UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2014

________________

ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)

________________

Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

634 Second Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 901-6030
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e)

ServiceSource International, Inc. ("ServiceSource" or, the "Company") announced on July 31, 2014 that Jay Ackerman will be resigning as Head of Worldwide Sales & Customer Success effective on October 1, 2014. Mr. Ackerman intends to assist the Company with an orderly transition of responsibilities until his departure. Following the conclusion of Mr. Ackerman's employment on October 1, 2014, Mr. Ackerman will provide consulting services to the Company through December 31, 2014. In such capacity, Mr. Ackerman will assist the senior management of the Company with such duties as the Company may require consistent with Mr. Ackerman's prior responsibilities. The Company greatly appreciates the contributions Mr. Ackerman has made to ServiceSource.

On July 31, 2014, the Company and Mr. Ackerman entered into a Separation Agreement and Release (the "Agreement") detailing the terms of Mr. Ackerman's separation. In connection with the conclusion of Mr. Ackerman's employment on October 1, 2014, Mr. Ackerman will receive, consistent with the terms of his employment agreement, a severance payment equal to the sum of six months of his base salary and bonus, less applicable withholding. In addition, the Company will pay for Mr. Ackerman's COBRA coverage until the earlier of (i) six months following his separation, (ii) expiration of eligibility for COBRA coverage and (iii) the date Mr. Ackerman becomes eligible for substantially equivalent health insurance coverage, in each case provided he timely elects such coverage. To the extent not paid on or prior to Mr. Ackerman's departure as an employee, Mr. Ackerman will be paid any accrued but unpaid base salary, any unreimbursed business expenses, any accrued but unused vacation time and any earned but unpaid annual bonus with respect to the Company's fiscal year 2014 bonus plans (to the extent that applicable performance targets are achieved), in each case subject to applicable withholdings. Except as noted above, there are no other compensation or severance benefits that will be earned or paid to Mr. Ackerman upon his departure, and all payments and benefits described above are subject to his not revoking his release agreement within the applicable statutory revocation periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2014

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Matthew Goldberg
Name:	Matthew Goldberg
Title:	Vice President, General Counsel and Secretary